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                                                                       EXHIBIT D

            AMENDMENT NO. 1 TO THE FIFTH AMENDED AND RESTATED LIMITED
               LIABILITY COMPANY AGREEMENT OF U-C HOLDINGS, L.L.C.
                      A DELAWARE LIMITED LIABILITY COMPANY

     This Amendment No. 1 to the Fifth Amended and Restated Limited Liability Company Agreement of U-C Holdings, L.L.C. (this "AMENDMENT") dated as of November 30, 2001, is executed, adopted and agreed by Willis Stein & Partners, L.P., a Delaware limited partnership ("WSPI"), Willis Stein & Partners II, L.P., a Delaware limited partnership ("WSPII"), Willis Stein & Partners Dutch, L.P., a Delaware limited partnership ("WSP DUTCH" and, together with WSPI and WSPII the "WSP PARTIES"), and the other Persons listed on Schedule A to the LLC Agreement. The WSP Parties and the other Persons listed on Schedule A to the LLC Agreement sometimes are referred to herein individually as a "PARTY" and collectively as the "PARTIES."

     WHEREAS, the Parties are party to the Fifth Amended and Restated Limited Liability Company Agreement of U-C Holdings, L.L.C. (the "LLC AGREEMENT"), dated as of April 5, 2001.

     WHEREAS, the LLC Agreement was originally executed on April 25, 1997 and was amended and restated in its entirety on May 15, 1997, July 23, 1999, August 31, 1999 and April 5, 2001.

     WHEREAS, pursuant to Section 13.4 of the LLC Agreement, the undersigned, being the holders of a majority of the Investor Units, Management Units and Preferred Units, desire to amend the LLC Agreement, and are willing to do so on the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. DEFINED TERMS. Terms defined (directly or indirectly by reference) in the LLC Agreement and used without other definition herein shall have the respective meanings assigned to such terms in the LLC Agreement. The rules of interpretation set forth in the LLC Agreement shall likewise govern this Amendment.

          2. CAPITAL CONTRIBUTIONS. Section 5.7 of the LLC Agreement shall be and hereby is amended to add the following as a new paragraph (c) in Section 5.7:

          "(c) Notwithstanding the foregoing, in the event all or any portion of the principal of, or accrued but unpaid interest on, a Management Note is (i) satisfied by the sale and/or surrender of Units and/or (ii) cancelled, an amount equal to the amount thereby satisfied and/or cancelled with respect to a Management Note issued in connection with the Round One

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          Investment shall be treated as an additional Capital Contribution made by WSPI with respect to Class A Investor Units (in each case as of the date on which such satisfaction and/or cancellation is effective); and an amount equal to the amount thereby satisfied and/or cancelled with respect to a Management Note issued in connection with the Round Two Investment shall be treated as an additional Capital Contribution made by WSPII and WSP Dutch with respect to Class B Investor Units (in each case as of the date on which such satisfaction and/or cancellation is effective)."

          3. REPRESENTATIONS. Each of the Parties hereby represents and warrants that, as of the date hereof, the representations and warranties set forth in Section 3.6 of the LLC Agreement are true and correct.

          4. ACKNOWLEDGMENT. The parties hereby acknowledge that the dividend made by CTN in the amount of $665,000 was deemed to have been made pro rata on the Series A Convertible Preferred Stock of CTN based on accrued but unpaid dividends.

          5. EFFECT OF AMENDMENT. Except as provided herein, the LLC Agreement shall continue in full force and effect in accordance with its terms. Reference to this specific Amendment need not be made in the LLC Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the LLC Agreement, any reference in any of such items to the LLC Agreement being sufficient to refer to the LLC Agreement as amended hereby.

          6.   INCORPORATION BY REFERENCE. Sections 13.1, 13.6, 13.7, 13.11,
13.13 and 13.15 of the LLC Agreement shall be incorporated herein by reference except that the term "Agreement," where used in such sections, shall be read as "Amendment."

                            [SIGNATURE PAGES FOLLOW]

                                       -2-
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

                          WILLIS STEIN & PARTNERS, L.P.

                          By:  Willis Stein & Partners, L.L.C.
                          Its: General Partner

                          By:    /s/ Daniel M. Gill
                                 -------------------------------
                                 Daniel M. Gill
                                 Its: Managing Director


                          WILLIS STEIN & PARTNERS II, L.P.

                          By:    Willis Stein & Partners Management II, L.P.
                          Its:   General Partner

                          By:    Willis Stein & Partners Management II, L.L.C.
                          Its:   General Partner

                          By:    /s/ Daniel M. Gill
                                 -------------------------------
                                 Daniel M. Gill
                                 Its: Managing Director


                          WILLIS STEIN & PARTNERS DUTCH, L.P.

                          By:    Willis Stein & Partners Management II, L.P.
                          Its:   General Partner

                          By:    Willis Stein & Partners Management II, L.L.C.
                          Its:   General Partner

                          By:    /s/ Daniel M. Gill
                                 -------------------------------
                                 Daniel M. Gill
                                 Its: Managing Director

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                                 -------------------------------
                                 Hollis W. Rademacher

                                 /s/ Jason Elkin
                                 -------------------------------
                                 Jason Elkin


                                 -------------------------------
                                 Joseph D. Gersh


                                 -------------------------------
                                 James Harder

                                 /s/ Thomas Gatti
                                 -------------------------------
                                 Thomas Gatti

                                 /s/ Patrick Doran
                                 -------------------------------
                                 Patrick Doran

                                 /s/ Sergio Zyman
                                 -------------------------------
                                 Sergio Zyman


                                 -------------------------------
                                 Martin Grant


                                 -------------------------------
                                 Daniel Davenport


                                 -------------------------------
                                 Pete Thomas


                                 -------------------------------
                                 Les Garland


                                 -------------------------------
                                 Mark Fabiani

                                 /s/ William Wagner
                                 -------------------------------
                                 William Wagner


                                 -------------------------------
                                 George Giatzis

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                                 /s/ Neil Dickson
                                 -------------------------------
                                 Neil Dickson


                                 -------------------------------
                                 Geoffrey Kanter

                                 /s/ Thomas A. Rocco
                                 -------------------------------
                                 Thomas A. Rocco

                                 /s/ Bob Riordan
                                 -------------------------------
                                 Bob Riordan


                                 -------------------------------
                                 Maurice Moore